Exhibit 99.1

Contacts:	Deborah Wiltshire	Stephanie Wakefield
	Public Relations	Senior Director, Investor Relations
	650-862-8186	650-385-5261
	dwiltshire@informatica.com	swakefield@informatica.com

INFORMATICA REPORTS RECORD FIRST QUARTER RESULTS
Achieves Revenue Growth of 19 Percent
REDWOOD CITY, Calif., April 17, 2008 — Informatica Corporation (NASDAQ: INFA), a leading provider of data integration software, today announced financial results for the first quarter ended March 31, 2008.
     Revenues for the first quarter of 2008 were $103.7 million, up 19 percent from the $87.1 million recorded in the first quarter of 2007. License revenues for the first quarter were $44.2 million, up 18 percent from the $37.6 million recorded in the first quarter of 2007. Net income for the first quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $11.2 million or $0.12 per diluted share, up more than 20 percent from net income of $9.1 million or $0.10 per diluted share in the first quarter of 2007.
     Non-GAAP net income for the first quarter of 2008 was $15.7 million or $0.16 per diluted share, up from $14.4 million or $0.15 per diluted share in the first quarter of 2007. Non-GAAP net income excludes charges related to purchased in-process research and development, share-based payments, facilities restructuring charges, and the amortization of acquired technology and intangible assets. A reconciliation of GAAP results to non-GAAP results is included below.
     “We are pleased with the record first quarter results we attained despite the current macroeconomic uncertainty,” said Sohaib Abbasi, chairman and CEO of Informatica. “With our geographic diversification strategy, we clearly benefited from growing contribution by international regions.”
Significant milestones achieved since January 2008 include:
•	Announced definitive agreement to acquire Identity Systems, a pioneer in identity resolution and matching technology. The acquisition is expected to close by the end of May 2008. This strategic acquisition will enhance Informatica products with innovative, differentiated technology to search, match and resolve identity data about a variety of objects including people, companies and products.
•	Signed repeat business with 178 customers. Customers continue to derive considerable value from their investments in Informatica solutions. Repeat customers included American Medical Association, AT&T Services, BNP Paribas, Deutsche Post, McKesson, Merck Serono International, T-Mobile and Vodafone Group Services.

•	Added 38 new customers. Informatica increased its customer base this quarter to 3,026 companies. New customers include Andersons, Banco Bradesco, Cementos Argos, Generalitat Valenciana, Grant Thornton, Korea Export Insurance Commission, Litton Loan Services, Metropolitan Police London, and RightNow Technologies.

•	Launched the Informatica Data Migration Suite. The Suite is comprised of Informatica’s proven data integration and data quality tools specifically packaged together to support data migration projects. In conjunction with Informatica’s proven Informatica Velocity Migration MethodologySM and end-to-end migration services capability, the Suite provides a comprehensive solution addressing the data migration needs of enterprise customers.

•	Wipro Technologies Selected Informatica for Data Migration Service. Wipro will power its Data Migration Services using Informatica’s platform for its customers worldwide. Wipro’s Data Migration Shared Services offering will leverage the Informatica Data Migration Suite to automate and streamline the bulk of the migration process.

•	Launched the INFORM Partner Network. The new worldwide partner program, INFORM, comprises a comprehensive set of programs and services to help Alliance and OEM Partners develop and promote solutions in conjunction with Informatica.

•	Was Recognized as One of “America’s 100 Most Trustworthy Companies.” In a special report by Forbes.com, Informatica was recognized as the eleventh most trustworthy mid-cap company. The report was based on analysis by Audit Integrity, a financial analytics company, which compiled the list of companies that, by their assessment, “have consistently released transparent accounting statements and follow conservative accounting procedures.”

Stock Repurchase Program
Informatica also today announced that its Board of Directors has authorized a $75 million increase in its common stock repurchase program. This $75 million authorization is in addition to the $16 million remaining under the previous $50 million authorization announced in April 2007. The company expects to repurchase shares to offset the otherwise dilutive impact of stock option exercise activity. Purchases may be made, from time to time, in the open market and will be funded from available working capital. The number of shares to be purchased and the timing of purchases will be based on several factors, including the price of Informatica’s stock, general business and market conditions, and other investment opportunities.
Conference Call and Webcast
Informatica will discuss its first quarter 2008 results on a conference call today beginning at 2:00 p.m. PDT. A live Webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 617-801-6888, reservation number 66854959.
About Informatica
Informatica Corporation (NASDAQ: INFA) is the leading independent provider of enterprise data integration software and services. Using Informatica products, companies gain greater business value by integrating all their information assets. More than 3,000 companies worldwide rely on Informatica to reduce the cost and expedite the time to address data integration needs of varying complexity and scale. For more information, call 650-385-5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007
GAAP Net income	$11,224	$9,094

Plus:
Amortization of acquired technology	620	722
Amortization of intangible assets	362	356
Facilities restructuring charges	947	1,049
Share-based payments	4,114	4,041
Tax benefit of amortization of intangible assets and restructuring charges	(752)	—
Tax benefit of share-based payments	(802)	(867)

Non-GAAP Net income	$15,713	$14,395

	Three Months Ended
	March 31,
	2008	2007
Diluted net income per share: *
Diluted GAAP Net income per share	$0.12	$0.10

Plus:
Amortization of acquired technology	0.01	0.01
Amortization of intangible assets	—	—
Facilities restructuring charges	0.01	0.01
Share-based payments	0.04	0.04
Tax benefit of amortization of intangible assets and restructuring charges	(0.01)	—
Tax benefit of share-based payments	(0.01)	(0.01)

Diluted Non-GAAP Net income per share	$0.16	$0.15

Shares used in computing diluted GAAP Net income per share	103,727	102,638
Shares used in computing diluted Non-GAAP Net income per share	104,706	104,129

*	Diluted EPS is calculated under the “if converted” method for the three months ended March 31, 2008 and 2007. This includes the add-back of $1.1 million of interest and convertible notes issuance cost amortization, net of income taxes for both periods.
Non-GAAP Financial Information
     To supplement Informatica’s condensed consolidated financial statements prepared and presented on a GAAP basis, Informatica uses non-GAAP financial measures of net income and net income per share. These measures are adjusted from net income or net income per share prepared in accordance with GAAP to exclude the charges and expenses discussed above. The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, net income or net income per share prepared in accordance with GAAP.
     Informatica believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its financial performance, its financial and operational decision making, and as a means to evaluate period to period comparisons. These adjustments to the company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of Informatica’s performance, by excluding certain expenses and expenditures such as non-cash charges and discrete charges that are infrequent in nature, such as charges related to acquisitions, that may not be indicative of its underlying operating results. In addition, Informatica believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Informatica believes that the disclosure of these non-GAAP financial measures provides consistency and comparability of its recent financial results with its historical financial results, as well as to the operating results of similar companies in Informatica’s industry, many of which present similar non-GAAP financial measures to investors. As an example, Informatica believes that it enhances comparability with similar companies’ operating results by excluding stock-based compensation in its non-GAAP financial measures because of the different types of stock-based awards that companies may grant and because SFAS 123(R) allows companies to use different valuation methodologies and subjective assumptions. In addition, Informatica believes that both management and investors benefit from referring to these non-GAAP financial measures when planning, analyzing and forecasting future periods.
     There are a number of limitations related to these non-GAAP financial measures: (1) the non-GAAP measures exclude some costs that are recurring, particularly share-based payments, and we believe that share-based compensation will continue to be a significant recurring expense for the foreseeable future; because share-based compensation is an important part of our employees’ compensation, such payments can impact their performance; and (2) the items we exclude in our non-GAAP measures may differ from the components our peer companies exclude when they report their non-GAAP measures. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP measures and evaluating non-GAAP measures together with the corresponding measures calculated in accordance with GAAP.

Safe Harbor
     This press release contains forward-looking statements relating to Informatica’s opportunity for growth in the data integration market, the expected timing of the closing of the acquisition of Identity Systems, efforts being conducted with strategic partners and the company’s intention to repurchase shares of its common stock under the stock repurchase program. Such statements involve risks and uncertainties, and actual results may differ materially from the results described in this press release. The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to (1) competition with larger companies that have longer operating histories and greater financial, technical, marketing, and other resources; (2) uncertainty in the state of IT spending and the continued growth in the market for data integration solutions in general; (3) factors related to the stock repurchase program including the market price of the company’s stock, general business and market conditions, and management’s determination of alternative needs and uses of the company’s cash resources and (4) lack of control regarding our strategic partners’ devotion of adequate resources to promote, sell, implement, and support our products, as well as those risks and uncertainties included under the caption “Risk Factors” in Informatica’s report on Form 10-K for the year ended December 31, 2007, which is on file with the SEC and is available on the company’s investor relations website at http://www.informatica.com/. All information provided in this release is as of April 17, 2008 and Informatica undertakes no duty to update this information.
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Note: Informatica, Informatica Data Migration Suite, and Informatica Velocity Migration Methodology are trademarks or registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007

Revenues:
License	$44,209	$37,562
Service	59,501	49,552

Total revenues	103,710	87,114

Cost of revenues:
License	693	805
Service	19,785	16,314
Amortization of acquired technology	620	722

Total cost of revenues	21,098	17,841

Gross profit	82,612	69,273

Operating expenses:
Research and development	17,724	18,024
Sales and marketing	42,787	35,111
General and administrative	8,369	7,725
Amortization of intangible assets	362	356
Facilities restructuring charges	947	1,049

Total operating expenses	70,189	62,265

Income from operations	12,423	7,008
Interest income and other, net	3,558	3,159

Income before income taxes	15,981	10,167
Income tax provision	4,757	1,073

Net income	$11,224	$9,094

Basic net income per common share	$0.13	$0.11

Diluted net income per common share (1)	$0.12	$0.10

Shares used in computing basic net income per common share	88,128	86,448

Shares used in computing diluted net income per common share	103,727	102,638

(1)	Diluted EPS is calculated under the “if converted” method for the three months ended March 31, 2008 and 2007. This includes the add-back of $1.1 million of interest and convertible notes issuance cost amortization, net of income taxes for both periods. `

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2008	2007
	(unaudited)

Assets

Current assets:
Cash and cash equivalents	$304,701	$203,661
Short-term investments in marketable securities	218,070	281,197
Accounts receivable, net of allowances of $1,346 and $1,299, respectively	45,965	72,643
Deferred tax assets	18,482	18,294
Prepaid expenses and other current assets	18,630	14,693

Total current assets	605,848	590,488

Restricted cash	12,126	12,122
Property and equipment, net	9,921	10,124
Goodwill and intangible assets, net	178,259	179,315
Investment in equity interests	3,000	—
Long-term deferred tax assets	462	462
Other assets	6,072	6,133

Total assets	$815,688	$798,644

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and other current liabilities	$46,344	$62,791
Accrued facilities restructuring charges	19,129	18,007
Deferred revenues	106,327	99,415

Total current liabilities	171,800	180,213

Convertible senior notes	230,000	230,000
Accrued facilities restructuring charges, less current portion	53,672	56,235
Long-term deferred revenues	12,753	13,686
Long-term income taxes payable	6,577	5,968

Stockholders’ equity	340,886	312,542

Total liabilities and stockholders’ equity	$815,688	$798,644

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007
Operating activities:
Net income	$11,224	$9,094
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,401	2,714
Share-based payments	4,114	4,041
Deferred income taxes	(840)	—
Tax benefits from stock option plans	2,961	—
Excess tax benefits from share-based payments	(2,335)	—
Amortization of intangible assets and acquired technology	982	1,078
Non-cash facilities restructuring charges	947	1,049
Changes in operating assets and liabilities:
Accounts receivable	26,678	20,444
Prepaid expenses and other assets	(3,952)	(2,419)
Accounts payable and other current liabilities	(16,201)	(12,379)
Income taxes payable	435	3,789
Accrued facilities restructuring charges	(2,347)	(3,547)
Deferred revenues	5,979	2,999

Net cash provided by operating activities	29,046	26,863

Investing activities:
Purchases of property and equipment	(1,071)	(2,095)
Purchases of investments	(60,054)	(123,473)
Payment of investment in equity interests	(3,000)	—
Maturities and sales of investments	124,120	92,640

Net cash provided by (used in) investing activities	59,995	(32,928)

Financing activities:
Net proceeds from issuance of common stock	13,757	8,525
Repurchases and retirement of common stock	(6,349)	(1,389)
Excess tax benefits from share-based payments	2,335	—

Net cash provided by financing activities	9,743	7,136

Effect of foreign exchange rate changes on cash and cash equivalents	2,256	156

Net increase in cash and cash equivalents	101,040	1,227
Cash and cash equivalents at beginning of period	203,661	120,491

Cash and cash equivalents at end of period	$304,701	$121,718